AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 16th day of November, 2016, to the Fund Administration Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Tortoise Select Income Bond Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Managed Portfolio Series:

Exhibit X, the Tortoise Select Income Bond Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit X to the Managed Portfolio Series Fund Administration Servicing Agreement

Name of Series	Date Added
Tortoise Select Income Bond Fund	on or after November 16, 2016

FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES at January, 2017

Annual Fee Based Upon Average Net Assets Per Fund
        […] ( 8 basis points) on the first $[…] million
        […] ( 6 basis points) on the next $[…] million
        […] ( 4 basis points) on the balance
Minimum annual fee:  $[…] per fund

▪ Additional fee of $[…] for each additional class
▪ Additional fee of $[…] per additional manager / sub-advisor per fund

CCO Annual Fees (per fund or sub-advisor)
▪ $[…] / fund (subject to change based on Board review and approval)
▪ $[…] / sub-advisor per fund

Miscellaneous Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Services Included
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)
Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit X.

Tortoise Credit Strategies, LLC

By: _____________________________

Printed Name: ____________________

Title: ____________________________ Date:________________________

Exhibit X to the Managed Portfolio Series Fund Administration Servicing Agreement

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE – Tortoise ADDITIONAL SERVICES at January, 2017

In support of external legal counsel
(Subject to services provided; assumes single manager; fees to be paid by Adviser)

Subsequent new fund launch
$[…] /project

Note: Outside legal fees are not included. Additional reviews by Trust counsel for atypical circumstances are billed at cost.

Subsequent new share class launch – $[…] /project
Multi-manager funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Fees quoted above exclude miscellaneous expenses, including but not limited to:
▪ Postage, if necessary
▪ Federal and state regulatory filing fees
▪ Expenses from Board of Trustee meetings
▪ Third party auditing and legal expenses (unless otherwise noted)
▪ EDGAR/XBRL filing
▪ All other miscellaneous expenses

Daily Compliance Services (Charles River)
▪ Base fee – $[…] /fund per year
▪ Setup – $[…] /fund group
▪ Data Feed  – $[…] /security per month

Annual Section 15(c) Reporting
▪ $[…] /fund per report – first CUSIP
▪ $[…] /additional CUSIP report

Equity Attribution
▪ Base fee - $[…] per year, plus
▪ $[…] first user
▪ $[…] 2nd user
▪ $[…] thereafter